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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  June 20, 2003

                          Shelbourne Properties I, Inc.
                          -----------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                                    --------
                 (State or Other Jurisdiction of Incorporation)

         0-16345                                         04-3502384
--------------------------                          -------------------
 (Commission File Number)                   (I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, Boston, Massachusetts                      02114
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)

                                 (617) 570-4600
                                 ---------------
              (Registrant's Telephone Number, Including Area Code)

               --------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


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Item 5. Other Events and Required FD Disclosure

       On June 20, 2003, the Board of directors of the Registrant declared a dividend of $2.82 per share payable on July 9, 2003 to holders of record on June 30, 2003 (the "July Dividend"). The dividend is being made from cash reserves.

       Under the Registrant's Plan of Liquidation as adopted by the Directors and Shareholders of the Registrant, the holder of the Class B Units issued by Shelbourne Properties I L.P., the Registrant's operating partnership, is entitled to receive distributions on account of the Class B Units equal to 15% of all dividends paid by the Registrant from and after such time as the Registrant has paid aggregate dividends per share equal to $59.00 (plus interest at 6% per annum, subject to certain increases) (the "Priority Return"). At the time the July Dividend is to be paid, the remaining portion of the Priority Return due will be $.94. Accordingly, as a result of the July Dividend being in excess of $.94, the priority return will be satisfied and, simultaneously with the payment of the July Dividend, Shelbourne Properties I L.P., will make a distribution on account of its Class B Units equal to 15% of the gross July Dividend in excess of $.94 per share ($1.88 per share).

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

       (c) Exhibits

           99.1 Press Release dated June 20, 2003 with respect to the declaration of the dividend.


                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 20th day of June, 2003.

                          Shelbourne Properties I, Inc.


                          By: /s/ Peter Braverman
                              -------------------
                              Peter Braverman
                              Executive Vice President


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                                  EXHIBIT INDEX


No.               Exhibit                                         Page
---                                                               ----

99.1              Press Release                                   4